EXHIBIT 32.1

CERTIFICATION1

Pursuant to the requirement set forth in Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Daniel V. Santi, M.D., Ph.D., Chairman and Chief Executive Officer of Kosan Biosciences Incorporated (the “Company”), and Susan M. Kanaya, Senior Vice President, Finance, Chief Financial Officer and Secretary of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of November 13, 2003.

/s/ Daniel V. Santi
Daniel V. Santi, M.D., Ph.D.
Chairman and Chief Executive Officer

/s/ Susan M. Kanaya
Susan M. Kanaya
Senior Vice President, Finance, Chief Financial Officer and Secretary

[1]	A signed original of this written statement required by Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), has been provided to Kosan Biosciences Incorporated and will be retained by Kosan Biosciences Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.